Xerox Presentation March 2019 Exhibit 99.1

The company has filed a shelf registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). Any offering of securities will be made only by means of a prospectus supplement, which will be filed with the SEC. In the event that the company proceeds with an offering, you may obtain a copy of the prospectus supplement and accompanying prospectus for the offering by visiting EDGAR on the SEC website at www.sec.gov. This presentation, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; our ability to attract and retain key personnel; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that confidential and/or individually identifiable information of ours, our customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems due to cyber attacks or other intentional acts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; the exit of the United Kingdom from the European Union; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; any potential termination or restructuring of our relationship with Fujifilm Holdings Corporation; statements regarding the proposed corporate reorganization; the occurrence and timing of any closing of the proposed corporate reorganization; any potential strategic transaction involving our customer financing business and/or related assets; statements regarding the shared services arrangement with HCL Technologies, including with respect to expected savings in connection therewith and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2018 Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law. Forward-Looking Statements

Today’s Presenters John Visentin Vice Chairman and Chief Executive Officer Bill Osbourn, Jr. Executive Vice President and Chief Financial Officer

Agenda Company Overview Recent Updates Credit Highlights Key Financial Highlights Appendix Non-GAAP Financial Measures

Company Overview

Xerox: A Global Leader with a Strong, Diverse Business Profile Note: all figures represent 2018 results unless noted. 1 Adj measures: see Non-GAAP Financial Measures; 2 Share data (CY2017, Worldwide) from IDC’s Worldwide and U.S. Managed Print and Document Services and Basic Print Services Market Shares, 2017: Moving Downmarket, June 2018, IDC US42612918; A3 and Production market shares (CY2018 equipment sales revenue, Xerox Corp territory) are from Xerox analysis based on market sources; 3 Includes Other. $9.8B Revenue 11.6% Adj1 Operating Margin $1.1B Operating Cash Flow from Continuing Operations Financial Profile Business Model Equipment 22% Post sale 78% Entry3 Source: from company [ ] #1 leader in equipment revenue share and managed print2 Services, Maintenance and Rentals Mid-Range High-End Unbundled supplies, paper and other sales >75% of revenue post sale driven 35% of revenue from Managed Document Services Financing United States Europe Other

Strategic Initiatives to Position Xerox for Success Re-energize Innovation Flatten organization for better accountability and ownership Leverage our growing customer base to deliver end-to-end solutions Invest in emerging technologies with attractive addressable markets Expand earnings and cash flow generation Source: Investor Day Optimize Operations Drive Revenue Focus on Cash Flow

What’s Different? Accountability One Senior Owner Experience Brought in key players with experience driving major transformations Identified, promoted and broadened roles of existing talent Execution Designing for end-to-end operational efficiency Increased rigor and discipline Executing with greater speed Accelerated decision-making on complex decisions Investments IT Solutions/Cloud Robotics Analytics Delivery Solutions E-commerce/Channel Enablement

SIMPLIFY TRANSFORM PORTFOLIO & ACCELERATE SALES STABILIZE ROAD TO GROWTH Deep analysis of market and revenue trends Identification of the “hidden technical gems” Reinforcement of selected growth strategies and expansion into new areas Expand our technology solutions Broaden services & software portfolio Drive SMB and Xerox Business Solutions (XBS) organic coverage and dealer acquisition New sales coverage & compensation Continue building strengths in SMB Accelerate expansion in services and software Scale eCommerce platform Commercialize select R&D IP Continue to lead/advance our position in core markets Yield revenue from Innovations (3D print technologies; Sensor technology; AI / IoT) Increase post-sale revenue as a result of 2019-20 placements ▲ ▲ ▲ ▲ Transformation Roadmap Source: Investor Day

Project Own It Expected to Drive Gross Savings of at Least $640M in 2019* and $1.5B by 2021* *See “Forward-Looking Statements” at the front of this document. Source: Investor Day … with Additional Savings Upside Beyond 2019 $640M of Gross Savings in 2019… 2019 Flow Thru Achieved Synergies In Execution Mode Now To Be Executed Project Own It Expected Incremental Savings ($M) Sources of Savings

Drive Innovation & New Growth Businesses Capitalize on the opportunity in SMB Expand Services & Software Improve our Core Technology Business Transform client Digital Experience Our Revenue Roadmap is Focused on Five Major Strategies Source: Investor Day

Near-Term Revenue Roadmap Improve our Core Technology Business Continue to grow overall market share in workplace from our ConnectKey® platform enabled devices (A3 & A4) Creating a new category of workplace assistant: leverage new technologies in cloud, security, automation, AI and personalization Using ConnectKey® platform that is digitally enabled to grow with our customers - cloud and mobile ready, expand capability through apps, personalized experience while delivering the most secure ecosystem Expand beyond commodity print in the high-end: with metallic, fluorescent and clear inks, to bring higher value solutions to customers Build on Iridesse (launched H2 2018) success Leverage our historic leadership in Managed Print Services (MPS). Reposition from MPS to Xerox Intelligent Workplace Services and lead with integrated technology, services and software solutions Rebuilding Services portfolio to become a leading provider of services for the enterprise including creation of industry-focused solution bundles (i.e. Digital Patient, Digital Insurer, Digital Retail, Digital Citizen) Continue to outpace growth in SMB channels by leveraging Xerox Partner Print Services offering All software assets now managed under one group to better leverage our personalization software and content management solutions Increased focus on selling standalone software (DocuShare®, XMPie®, FreeFlow®) solutions into our customer base and through XBS and SMB channels Build on the ConnectKey® software ecosystem to create differentiated solutions that will drive new revenue streams Expand Services & Software Expand our successful and growing XBS channel as well as continue to build presence through tuck-in dealer acquisitions Further expansion of dealer channels (mono-branded and multi-branded) Broaden coverage and invest in growing sales through IT resellers Invest in and improve our e-commerce platforms Capitalize on the Opportunity in SMB Positive Flywheel Effect to Drive Greater Market Share and Increase Our Customer Relevance and Penetration

Drive Innovation and New Growth Businesses Note: Market data (CY2018, CAGR ‘18-’20, Worldwide) are from Xerox analysis based on market sources *See “Forward-Looking Statements” at the front of this document Source: Investor Day Digital Packaging and Print TAM: $5B 11% CAGR* 3D Printing / Digital Manufacturing TAM: $8B 25% CAGR* AI Workflow Assistants for Knowledge Workers TAM: $2B 45% CAGR* Sensors & Services for the Internet of Things TAM: $8B 9% CAGR*

Recent Updates

Xerox’s Arrangement with HCL Technologies In March 2019, as part of Project Own It, Xerox entered into a shared services arrangement with HCL Technologies ("HCL") pursuant to which we will outsource (subject to compliance with European works council consultation and employment regulatory requirements) certain global administrative and support functions, including, among others, selected information technology and finance functions (excluding accounting) HCL is expected to make certain up-front and ongoing investments in software, tools and other technology to consolidate, optimize and automate the transferred functions with the goal of providing improved service levels and significant cost savings to Xerox The shared services arrangement with HCL is expected to result in savings of approximately $90 million in 2019 and approximately $120 million annually thereafter when compared to the Company’s current cost structure

Xerox Customer Financing In connection with the Company’s initiative to simplify and optimize its operations, the Company is currently exploring the possibility and feasibility of a strategic transaction involving its customer financing business and/or related assets That process includes discussions of various transaction structures with potential counterparties No decision or commitment has been made by management or the Board regarding specific terms nor potential structures of any such transaction, and there can be no assurance that the process will result in a transaction If such a transaction were to occur, the use of any potential proceeds received as a result of the transaction would not be finally determined until after receipt

Corporate Reorganization On March 6, 2019, the Xerox Board of Directors approved a reorganization (the “Reorganization”) of the Company’s corporate structure into a holding company structure, pursuant to which Xerox Corporation will become a direct, wholly-owned subsidiary of a new holding company The purpose of the Reorganization is to provide the Company with strategic, operational and financial flexibility Business operations, directors and executive officers of the Company will not change as a result of the Reorganization The Reorganization will result in each holder of the Company’s common stock owning the same number of shares of common stock in the new holding company and each holder of the Company’s preferred stock owning the same number of shares of preferred stock in the new holding company The Reorganization is subject to shareholder approval, regulatory approval and other customary conditions and is expected to be implemented in mid-2019, though there can be no assurance as to its completion or timing Upon the completion of the Reorganization, it is anticipated that the new holding company will become a guarantor of Xerox Corporation’s existing Revolver

Credit Highlights

Key Credit Highlights 5 Large core market with opportunity to expand 4 Significant track record of successful cost structure optimization 1 Leading position in core markets 6 Long-term, broad and diverse blue chip customer base 2 3 7 Stable, recurring cash flow from long-term contracts and post sale revenue Strong balance sheet with ample liquidity Strong execution orientated management team Stable, recurring cash flow from long-term contracts and post sale revenue

Xerox Leadership Positions in our Core Markets A3 multifunction printers, $19B,▼6% #1, 20% share1 Differentiating through ConnectKey software and security Defending our market share leadership, with growth in SMB A4 multifunction printers, $14B, ▲2% 6% share2 Opportunity to grow presence in the SMB channel Improved breadth of portfolio Underpenetrated in multiband and value added IT reseller channels (“IT VARS”) High End (Production Color), $6B, ▲2% #1, 27% share Strength and leadership in Xerographic technology Expanding our solutions in Inkjet across the portfolio and into adjacent technologies 1 Of A3 Color MFPs. 2 Of A4 Color MFPs. 3 Share data (CY2017, Worldwide) from IDC’s Worldwide and U.S. Managed Print and Document Services and Basic Print Services Market Shares, 2017: Moving Downmarket, June 2018, IDC #US42612918 Note: All other market shares (CY2018 equipment sales revenue, Xerox Corp territory) and market data (CY2018, CAGR ‘18-’20, Xerox Corp territory) are from Xerox analysis based on market sources Managed Services, $27B, ▲3% #1 in MPS, 21% share3 Growing in SMB / Channel Managed Print Services Vertical differentiation in Enterprise Regaining strength in Services 1 ▲ Market CAGR (2018-2020) Source: Investor Day

Xerox Leadership Positions in our Core Markets (cont’d) Mid-Range High-End Entry Products & Services Note: Metrics for FY2018 Equipment 22% of revenue Gross Margin: 33% $237M up 2% $1,493M up 1.1% $424M down 10.5% $3,457M up 0.5% $5,590M down 5.4% $1,772M down 2.6% $268M down 10.0% Revenue Gaining share in stronghold business through innovation like ConnectKey Trends 1 Driven by lapping of new product intro in 2017; maturing of product areas; mkt decline Growth in MDS offset by declining pages printed; growth in mds not enough to offset oages; share loss in 2017 Large enterprise Other ¾ is large enterprise where seen ongoing consolidation of costs that ripple into MDS results Total FY 2018 Revenue: $2,200M Maturing black and white market offset by demand for new products Penetrating A4 MFP through expansion of indirect channels / SMB focus Select Competitors

Xerox Leadership Positions in our Core Markets (cont’d) Unbundled supplies, paper and other sales Services / Maintenance / Rentals Financing Products & Services Post sale 78% of revenue Gross Margin: 42% Select Competitors $237M up 2% $1,493M up 1.1% $424M down 10.5% $3,457M up 0.5% $5,590M down 5.4% $1,772M down 2.6% $268M down 10.0% Revenue SMB focused MDS channels growing above market; ongoing enterprise consolidation and cost reduction Trends 1 Driven by lapping of new product intro in 2017; maturing of product areas; mkt decline Growth in MDS offset by declining pages printed; growth in mds not enough to offset oages; share loss in 2017 Large enterprise Other ¾ is large enterprise where seen ongoing consolidation of costs that ripple into MDS results See Markup Total FY 2018 Revenue: $7,630M Growth in MDS offset by decline in pages printed Success in global & indirect channels and SMB penetration; decline in pages printed Sales mix shift to lower penetrated financing channels Managed Document Services Memo: 35% of revenue ($3,457M) Note: Metrics for FY2018

Long-Term Broad and Diverse, Blue Chip Customer Base 8/10 Top Global Banks1 6/10 Top Global Telecom Companies1 10/10 Top Payers and Providers2 7/10 Top Auto & Truck Manufacturers1 50 State Governments 10/10 Largest Universities2 Enterprise SMB 70% 30% Channel Mix Direct Indirect 70% 30% Direct / Enterprise 41% Indirect Channels 37% Xerox Business Solutions 22% 2 Source: Investor Day 1 Top 10 by revenue; does not include China-based companies; 2 In reference to only US entities

Opportunities to Expand Our Market by $54B* Managed Services, ▲ 3% $27B A3 Multifunction Printers, ▼ 6% $19B High-end / Production, Flat, (Color ▲2%, Mono ▼13%) $7B A4 Multifunction Printers, ▲2% $14B Core Market Size $67B Software, ▲6% $6B Digital Services, ▲ 7% $25B Adjacent Market Size $31B* AI Workflow Assistants, ▲ 45% $2B IoT Sensors & Services, ▲ 9% $8B New Market Size $23B* 3D, ▲ 25% $8B Digital Packaging, ▲ 11% $5B ▲ Note: 2018 Market sizes (Core & Digital Services are Xerox Corp territory, all others are Worldwide), CAGRS are 2018-2020 and are based on Xerox analysis of market data sources. *See “Forward-Looking Statements” at the front of this document. Market CAGR (2018-2020) 3 Source: Investor Day

Track Record of Successful Cost Improvement Strong margin trends reflecting history of pro-active management of costs and expenses that offset impact of revenue declines Stable gross margin results from price discipline and favorable post sale mix dynamics Operating margin expansion enabled by the ongoing initiatives to gain efficiencies in operating expenses Proven ability to maintain strong margins in the face of revenue headwinds Note: Adjusted Operating Margin defined as Gross Profit minus RD&E and SAG divided by Total Revenue 1Adjusted measures: see Non-GAAP Financial Measures 4 ($B) 40.0% 40.2% 39.9% 11.2% 11.5% 11.6% Source: 10K Project Own It to more significantly transform business and enable margin expansion

Sustainable, Recurring Business Model Drives Significant Cash Flow ~85% of revenues from multi-year contractual arrangements historically Contracts are 4+ years on average Bundled lease arrangements are fixed monthly payment contracts with a variable component attached Customer base is diverse across industries Opportunity to sell more services and software to existing customers Offerings are mostly contractual excluding majority of Unbundled Supplies, Paper and Other sales and portion of Equipment sales Contract renewal rate up 4% over the last three years to 82% in 2018 Longer Term Contracts + Majority of Revenues in Profitable Post Sale = Strong and Stable Cash Flow Profitable Post Sale drives >75% of revenues Higher margin profile reflects inelasticity of demand About one third of revenues tied to profitable supplies stream Low CAPEX required to support business model 5 Free Cash Flow1 ($B) 0.88 0.87 1.05 Future upside potential through Project Own It FCF / Revenue (%) 8.2% 8.4% 10.7% 1Adjusted measures: see Non-GAAP Financial Measures; Free cash flow calculated as adjusted operating cash flows from continuing operations less CAPEX [Please note that the red text appears to be based on disclosure from the FY 2016 10-K]

Ample Liquidity and Balanced Debt Facilities 6 x FCF2 Total Debt $5.2 5.0x - Finance debt1 3.4 Core Debt $1.8 1.7x - Ending Cash 1.1 Net Core Debt $0.7 0.7x Debt and Cash As of 12/31/2018 ($B) Ample liquidity with $1.1B cash on hand and $1.8B undrawn committed credit facility Majority of debt allocated to finance assets1 Finance assets composed of diverse customer base with historical bad debt of <1%, reflecting disciplined credit processes Strong cash generation, minimal CAPEX, and stable pension cash requirements Balanced debt maturity ladder within annual cash flow generation Access to multiple capital sources including capital markets, bank loans, and securitization Note: The Company is exploring the possibility of a strategic transaction involving its customer financing business and/or related assets. See Slide 16. 1Assumes 7:1 debt-to-equity ratio based on $3.9B of finance assets 2Adjusted measures: see Non-GAAP Financial Measures; Free cash flow calculated as adjusted operating cash flows from continuing operations less CAPEX Source: 10K MD&A and debt footnote

Executive Team with a Balanced Mix of New and Tenured Leaders New leadership role Steve Bandrowczak President, Chief Operating Officer Business Transformation John Visentin Vice Chairman and Chief Executive Officer Joanne Collins Smee Chief Commercial Officer Services and Software Growth Courtney Harwood Chief Marketing Officer Marketing & E-Commerce Tracey Koziol Senior Vice President, Global Offerings Product Line Management Naresh Shanker Chief Digital Officer Global Digital Transformation Mike Feldman President, Americas Operations Large Enterprise & Channel Sales Bill Osbourn, Jr. Chief Financial Officer Financial Planning, Reporting and Controls Fred Beljaars Chief Supply Chain Officer Supply Chain & Logistics Xavier Heiss Xerox Controller & CFO, Americas Operations Financial Planning Hervé Tessler President, EMEA Operations International Sales Mary McHugh Chief Delivery Officer Innovative Delivery Models Nicole Torraco Vice President, Strategy and M&A Strategy, M&A and Transformation Suzan Morno-Wade Chief Human Resources Officer HR Transformation, Talent Management & Leadership Development Louie Pastor General Counsel Corporate Governance, Litigation and M&A 7 Source: Investor Day Tolga Kurtoglu President Xerox Innovation, PARC R&D Management and Product Strategy

Key Financial Highlights

Xerox’s go to market strategy includes providing financing for customers, primarily under bundled lease agreements (bundle includes equipment, financing, service, supplies) Approximately $3.4B of Xerox’s total $5.2B debt as of December 31, 2018, is allocated to Financing and the remaining $1.8B is allocated to Core Debt We currently target Core Debt to be within 2x expected annual free cash flow while Finance Debt is and will continue to be allocated to Finance Assets on a 7:1 debt-to-equity ratio Although we may reassess our financial policy if a potential transaction1 were to occur, we are nevertheless committed to maintaining a strong balance sheet, which is critical to maintaining and growing our enterprise business and driving consistently improving terms with suppliers Focuses on disciplined credit processes to ensure low bad debt (<1% of finance receivables) Our operating margin forecasts include the impact of higher financing costs due to the downgrade to non-investment grade; we expect sufficient access to capital to continue to efficiently offer financing to our customers Xerox Financing vs. Core Debt Finance Assets: Billed portion of finance receivables, net $105 Finance receivables, net 1,218 Finance receivables due after one year, net 2,149 Equipment on operating leases, net 442 Total Finance Assets $3,914 Debt: Finance Debt (Assets leveraged 7:1) $3,425 Core Debt2 1,805 Total Reported Debt $5,230 Finance Assets and Debt As of 12/31/2018 ($M) Finance Assets by Credit Quality, Geography, and Industry3 Source: 10K and [ ] Note: Industry vertical breakdown includes U.S. and Canada 1The Company is exploring the possibility of a strategic transaction involving its customer financing business and/or related assets. See Slide 16. 2Core Debt calculated as principal debt of $5,281M less unamortized discount, debt issuance costs, and terminated and current swaps (totaling $51M total), less $3,425M of finance debt. 3 For Industry breakdown, represents finance assets for US and Canada only.

Recent Revenue Performance (in millions) 1 Other total revenue includes OEM business, sales to Fuji Xerox and licensing; 2 Entry revenue excludes OEM business, which is included in Other equipment revenue; 3 Entry installations exclude OEM sales; Mid-Range and High-End color installations exclude Fuji Xerox digital front-end sales; 4 Managed Document Services (MDS) includes Managed Print Services (MPS) (including Xerox Business Solutions (MPS), Centralized Print Services (CPS) and Workflow Automation and excludes Communication and Marketing Solutions (CMS) FY 2018 Installs3 (YOY Change) FY Managed Document Services4 35% of Total Revenue YOY Change FY 2018 % Mix AC Total Revenue $ 9,830 100% (4.2)% North America 5,913 60% (3.4)% International 3,532 36% (1.9)% Other1 385 4% (29.0)% Equipment Revenue $ 2,200 22% (4.1)% Entry2 237 11% 2.6% Mid-Range 1,493 68% 1.7% High-End 424 19% (10.4)% Other2 46 2% (62.6)% Post Sale $ 7,630 78% (4.3)% Color B&W Entry A4 MFPs 12% 17% Mid-Range 10% 8% High-End (9)% (18)% Source: Investor Day and 10K Stable revenue trends in N.A. with growth in XBS International reflects weaker but moderately improving Europe and growth in developing markets Equipment rate of decline improved 300 bps YoY Entry / Mid growth driven by new ConnectKey products High-end declined partly reflecting product launch timing and B&W market declines Higher Other revenue declines reflect OEM customer loss ~100 bps negative impact on total revenue, ~300 bps negative impact on equipment) Post Sale revenue reflects lower page volumes, lower signings and device installs prior to ConnectKey launch

Operating cash flow (OCF)5: •$1.14B FY, up $168M YOY Q1 historically weakest and Q4 historically strongest Free cash flow (FCF)5: •$1.05B FY, up $183M YOY Working Capital, net2 use of $65M for full year driven by accrued compensation CAPEX: $90M FY Share Repurchase: $700M FY No share repurchase program in 2016 or 2017 2019 Capital Allocation Contributions to global pension plans of approx. $150M Target of 50%+ FCF returned to shareholders Unallocated FCF to be deployed opportunistically based on evaluation of relative returns Cash Flow 1 Non-cash add-backs include depreciation & amortization (excluding equipment on operating lease), provisions, stock-based compensation, defined benefit pension expense, restructuring charges and gain on sales of businesses and assets; 2 Working Capital, net includes accounts receivable, accounts payable, accrued compensation and inventory; 3 Includes equipment on operating leases (and its related depreciation) and finance receivables; 4 Includes other current and long-term assets and liabilities, derivative assets and liabilities, other operating, net, distributions from net income of unconsolidated affiliates and taxes; 5 Operating Cash Flow and Free Cash Flow: see Non-GAAP Financial Measures (in millions) FY 2018 FY 2018 Pre-tax income from Continuing Ops $ 598 $ 598 Non-cash add-backs1 701 701 Restructuring Payments (170) (170) Pension Contributions (144) (144) Working Capital, net2 (65) (65) Change in Finance Assets3 167 167 Other4 53 53 Cash provided by Operations $ 1,140 $ 1,140 Cash provide by (used in) Investing $ (29) $ (29) Cash used in Financing $ (1,301) $ (1,301) Ending Cash, Cash Equivalents and Restricted Cash $ 1,148 $ 1,148 Memo: Free Cash Flow5 $ 1,050 Source: 10K

Appendix

Project Own It Expected to Drive Gross Savings of at Least $640M in 2019* and $1.5B by 2021* Shared Services Centers Partnering with Top Tier Provider Optimize Workforce Process Simplification using Robotics & Automation Procurement Supplier Rationalization / Rate Reduction Initiating Global Spend Control Board Reduce Gap to Indirect & Direct Cost Benchmark IT Reduce Application Portfolio ~50% IT Investment Strategy Organization Optimization Drive Automation & Simplification Terminate / Consolidate Vendors Delivery Deal Governance Enhanced Remote Solve & Self Help Establish Preferred Suppliers Integrated Acct Management, Specialized Hubs Supply Chain Supply Chain Logistics SKU Simplification Improve Inventory Controls Real Estate Performing Comprehensive Global Portfolio Review Reduce Global Footprint ~50% Align Facilities Planning with Operational Strategy Org Design & Benefit Costs Reduce Layers / Increase Spans / Address Low Performers Design Organization & Operating Model to New Strategy Harmonize Benefits and Reduce Cost Enable Self-Service & Data Standardization Robotic Process Automation & Predictive Analytics *See “Forward-Looking Statements” at the front of this document. Source: Investor Day

Current Capital Structure

Facility ($M)	Pricing	Maturity	Ratings	As of 12/31/18 Amount	xFCF[4]
Cash and cash equivalents			Corp: Ba1 / BB+ / BB+ *Negative / Stable / Stable*	$1,084	
$1.8B Revolving Credit Facility	L+138	Aug-22	Ba1 / BB+ / BB+	-	
Senior notes[1]	2.750%	Mar-19	Ba1 / BB+ / BB+	406	
Senior notes	5.625%	Dec-19	Ba1 / BB+ / BB+	554	
Senior notes	2.800%	May-20	Ba1 / BB+ / BB+	313	
Senior notes	3.500%	Aug-20	Ba1 / BB+ / BB+	362	
Senior notes	2.750%	Sep-20	Ba1 / BB+ / BB+	375	
Senior notes	4.500%	May-21	Ba1 / BB+ / BB+	1,062	
Senior notes	4.070%	Mar-22	Ba1 / BB+ / BB+	300	
Senior notes[2]	4.125%	Mar-23	Ba1 / BB+ / BB+	1,000	
Senior notes	3.800%	May-24	Ba1 / BB+ / BB+	300	
Senior notes	4.800%	Mar-35	Ba1 / BB+ / BB+	250	
Senior notes	6.750%	Dec-39	Ba1 / BB+ / BB+	350	
Capital lease obligations				9	
Total Principal Debt				*$5,281*	*5.0x*
Less: Finance Debt[3]				*(3,425)*	
Total Core Debt				**$1,856**	**1.8x**
Net Core Debt				**$772**	**0.7x**
Unfunded pension obligations				1,154	
Convertible Preferred				214	
12/31/18 LTM FCF				**$1,050**	

Note: Core Debt not net of balance sheet adjustments (unamortized discount, debt issuance costs, and terminated and current swaps totaling $51M total)

Note: The Company is exploring the possibility of a strategic transaction involving its customer financing business and/or related assets. See Slide 16

[1] These Senior Notes due March 2019 were paid in full on March 15, 2019; [2] As a result of the downgrade of our credit rating in 2018, the interest rate on this series of notes increased to 4.125% per annum on 3/15/19; [3] Assumes 7:1 debt:equity ratio on receivables; as of 12/31/18, XRX has $3.9B finance assets, implying $3.4B financing debt needed with 87.5% debt funding; [4] Adj. measures: see Non-GAAP Financial Measures; Free cash flow calculated as adjusted operating cash flows from continuing operations less CAPEX

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FY2016 FY2017 FY2018 ▲16’ -18’ Total Fair Value of Pension Plan Assets $8,158 $9,532 $8,087 Pension Benefit Obligations 10,321 10,883 9,241 Net Funded Status (2,163) (1,351) (1,154) $1,009 U.S. Underfunded (1,046) (606) (560) Unfunded (341) (350) (316) Subtotal (1,387) (956) (876) 511 Non U.S. Underfunded/unfunded (776) (395) (278) Total ($2,163) ($1,351) ($1,154) $1,009 Global Pensions Overview As of December 31, 2018, the Global Unfunded Status of Xerox’s pension plans was $1.15B, or 88% funded on a PBO basis Of the $1.15B unfunded, ~$775M is attributable to plans in the U.S., Germany and other international plans that do not require funding 72% of U.S. assets were in fixed income investments Major pension plans have been frozen or amended to cap risk from future service over recent years The largest US plan was closed to new entrants beginning 01/01/2005 and benefits under the plan were frozen 12/31/2012 In 2017 the Company made a voluntary $500M contribution to its U.S. Pension Plans, which significantly improved funded status and reduced future required cash contributions Pensions ($M) Source: 10K

Fuji Xerox Agreements Overview Joint Enterprise Contract (JEC) Agreement between Fujifilm and Xerox, as the 2 shareholders of Fuji Xerox (FX) where Xerox has a 25% ownership stake Grants Xerox approval rights over certain FX matters and the right to designate 3 of 12 FX board members Requires FX to pay annual dividends of not less than 40% of net profits after tax (as long as FX has an investment grade rating) Evergreen – remains in effect unless terminated on specified grounds, which includes acquisition of Xerox by a “named competitor” Termination of the JEC has no immediate impact on Technology Agreement, Master Program Agreement or Product Supply Agreements Under the TA, Xerox and FX are “preferred suppliers” to each other for certain products, but neither party is required to source any minimum quantity of product from the other Product supply relationship is governed by a Master Program Agreement between Xerox and FX, under which there are separate Product Supply Agreements (PSAs) for each family of products PSAs are structured to support the entire product lifecycle, with supply of parts and consumables surviving 5-7 years beyond product discontinuance. Neither termination of the JEC nor non-renewal of the TA impacts the integrity of the PSAs Approximately 57% of Xerox’s cost of production comes from FX Technology Agreement (TA) Agreement between Xerox and FX that governs their technology and brand licensing relationship Establishes exclusive xerographic IP rights for FX in Asia-Pacific and for Xerox everywhere else in the world 5-year term, with automatic renewal for consecutive 5 year terms unless either party gives 6 months’ prior notice of its intent not to renew Renewed in 2016; expires March 2021 Non-renewal does not dissolve the joint venture or affect Xerox’s rights under the JEC Asymmetrical rights upon non-renewal: Xerox’s existing license to FX’s document processing technology becomes non-exclusive, royalty free and is extended into Asia Pacific FX’s existing license to Xerox’s document processing technology becomes non-exclusive, royalty free but remains limited to Asia Pacific If Xerox does not renew, then FX has the non-exclusive right to use Xerox’s trademarks in Asia Pacific for 2 years (first year royalty free) If FX does not renew, then FX must cease using Xerox’s trademarks within 30 days of expiration

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the Non-GAAP measures described below. We believe these Non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related income tax effects. A reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the company’s reported results prepared in accordance with GAAP. Adjusted Operating Income/Margin We calculate and utilize adjusted operating income and margin measures by adjusting our reported GAAP pre-tax income and margin amounts. In addition to the costs and expenses noted as adjustments for our Adjusted Earnings measures, adjusted operating income and margin also exclude the remaining amounts included in Other expenses, net, which are primarily non-financing interest expense and certain other non-operating costs and expenses. We exclude these amounts in order to evaluate our current and past operating performance and to better understand the expected future trends in our business. In 2019 we modified the definition of Adjusted operating margin to exclude Equity in net income (loss) of unconsolidated affiliates. Amortization of intangible assets: The amortization of intangible assets is driven by our acquisition activity which can vary in size, nature and timing as compared to other companies within our industry and from period to period. The use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods. Non-GAAP Financial Measures

Restructuring and related costs: Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our transformation programs beyond those normally included in restructuring and asset impairment charges. Restructuring consists of costs primarily related to severance and benefits paid to employees pursuant to formal restructuring and workforce reduction plans. Asset impairment includes costs incurred for those assets sold, abandoned or made obsolete as a result of our restructuring actions, exiting from a business or other strategic business changes. Additional costs for our transformation programs are primarily related to the implementation of strategic actions and initiatives and include third-party professional service costs as well as one-time incremental costs. All of these costs can vary significantly in terms of amount and frequency based on the nature of the actions as well as the changing needs of the business. Accordingly, due to that significant variability, we will exclude these charges since we do not believe they provide meaningful insight into our current or past operating performance nor do we believe they are reflective of our expected future operating expenses as such charges are expected to yield future benefits and savings with respect to our operational performance. Non-service retirement-related costs: Our defined benefit pension and retiree health costs include several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets as well as those that are predominantly legacy in nature and related to employees who are no longer providing current service to the company (e.g. retirees and ex-employees). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains/losses and (v) the impacts of any plan settlements/curtailments. Accordingly, we consider these elements of our periodic retirement plan costs to be outside the operational performance of the business or legacy costs and not necessarily indicative of current or future cash flow requirements. This approach is consistent with the classification of these costs as non-operating in other expenses, net as a result of our adoption of ASU 2017-07 - Reporting of Retirement Related Benefit Costs in 2018. Adjusted earnings will continue to include the service cost elements of our retirement costs, which is related to current employee service as well as the cost of our defined contribution plans. Non-GAAP Financial Measures (cont’d)

Transaction and related costs, net: Transaction and related costs, net are expenses incurred in connection with Xerox's planned combination transaction with Fuji Xerox, which was terminated in May 2018, as well as costs and expenses related to the previously disclosed settlement agreement reached with certain shareholders and litigation related to the terminated transaction and other shareholder actions. These costs are considered incremental to our normal operating charges and were incurred or are expected to be incurred solely as a result of the planned combination transaction and the related shareholder settlement agreement and litigation. Accordingly, we are excluding these expenses from our Adjusted Earnings Measures in order to evaluate our performance on a comparable basis. Restructuring and other charges - Fuji Xerox: We adjust our 25% share of Fuji Xerox’s net income for similar items noted above such as Restructuring and related costs and Transaction and related costs, net based on the same rationale discussed above. Other discrete, unusual or infrequent items: We excluded the following items given their discrete, unusual or infrequent nature and their impact on our results for the period. 2018 - Contract termination costs associated with a minimum purchase commitment for IT services. We believe the exclusion of these items allows investors to better understand and analyze the results for the period as compared to prior periods and expected future trends in our business. Non-GAAP Financial Measures (cont’d)

Free Cash Flow To better understand trends in our business, we believe that it is helpful to adjust operating cash flows from continuing operations by subtracting amounts related to capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It provides a measure of our ability to fund acquisitions, dividends and share repurchase. In 2017 we also adjusted operating cash flows for the impacts associated with the incremental voluntary contributions to our U.S. defined benefit pension plans and the termination of our accounts receivable sales programs in the fourth quarter 2017. In addition, we adjusted both 2017 and 2016 operating cash flows for the impacts of certain reporting changes related to collections on beneficial interests received in sales of receivables and restricted cash. We adjusted for these impacts due to the one-time nature of the actions as well as to enable investors to better understand and analyze our operating cash flows as compared to prior periods and expected future trends. Non-GAAP Financial Measures (cont’d)

Summary: Management believes that all of these Non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the company’s reported results prepared in accordance with GAAP. Our Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These Non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these Non-GAAP measures. A reconciliation of these Non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables: Non-GAAP Financial Measures (cont’d)

Operating Income/Margin Reconciliation and Other Financial Metrics

(in millions)	Year Ended December 31, 2018			Year Ended December 31, 2017			Year Ended December 31, 2016		
	Profit	Revenue	Margin	Profit	Revenue	Margin	Profit	Revenue	Margin
Reported [1]	**$ 598**	**$ 9,830**	**6.1%**	**$ 570**	**$ 10,265**	**5.6%**	**$ 568**	**$ 10,771**	**5.3%**
Adjustments:									
Restructuring and related costs	158			216			259		
Amortization of intangible assets	48			53			58		
Transaction and related costs, net	68			9			-		
Equity in net income of unconsolidated affiliates	33			115			127		
Restructuring and other charges - Fuji Xerox [2]	95			10			3		
Other expenses, net [3),(4]	268			329			321		
Adjusted	**$ 1,268**	**$ 9,830**	**12.9%**	**$ 1,302**	**$ 10,265**	**12.7%**	**$ 1,336**	**$ 10,771**	**12.4%**
Equity in net income of unconsolidated affiliates	**(33)**			**(115)**			**(127)**		
Restructuring and other charges - Fuji Xerox [2]	**(95)**			**(10)**			**(3)**		
Adjusted (Effective for 2019)	**$ 1,140**	**$ 9,830**	**11.6%**	**$ 1,177**	**$ 10,265**	**11.5%**	**$ 1,206**	**$ 10,771**	**11.2%**
Other financial metrics:									
Depreciation and amortization [5]	$ 526			$ 527			$ 563		
Amortization of intangible assets	48			53			58		
Stock-based compensation	57			52			50		
Revenue from Financing	268			294			325		
Cost of Financing	132			133			128		

(1) Pre-Tax Income and revenue from continuing operations.
(2) Other charges in 2018 represent costs associated with the terminated combination transactions.
(3) Includes non-service retirement-related costs of $150 million, $188 million and $121 million for the years ended December 31, 2018, 2017 and 2016, respectively
(4) Includes a $43 million penalty associated with the termination of an IT services arrangement for the year ended December 31, 2018.
(5) Includes Amortization of intangible assets.

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Free Cash Flow reconciliation